UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2006

ACXIOM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

1 Information Way, P.O. Box 8180, Little Rock, Arkansas	72203-8180
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

ValueAct Agreement. On August 5, 2006, Acxiom Corporation (“Acxiom” or the “Company”) entered into a definitive agreement (the “Agreement”) with VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., and ValueAct Capital Management, LLC (together the “ValueAct Group”), all of whom are stockholders of Acxiom. The ValueAct Group collectively owns in the aggregate 10,325,355 shares, or approximately 11.7% of the outstanding Common Stock of the Company.

Pursuant to the terms of the Agreement, the ValueAct Group agreed to withdraw its nominees to the Acxiom Board of Directors, to terminate the proxy solicitation it had previously commenced in opposition to the slate of nominees proposed by the Acxiom Board of Directors, and to vote the shares of Acxiom common stock beneficially owned by it in favor of the Acxiom Board’s nominees for directors, being Charles D. Morgan, William J. Henderson, Ann Die Hasselmo and Michael J. Durham, at the 2006 Annual Meeting of Stockholders.

Pursuant to the terms of the Agreement, the Acxiom Board of Directors agreed to increase the size of the Acxiom Board from 9 to 11 members, and appointed Jeffrey W. Ubben, an affiliate of the ValueAct Group, to fill one of the two new positions on the Board in the class whose term expires in calendar year 2008. Under the Agreement, Mr. Ubben has also been appointed to the Corporate Governance Committee and the newly created Finance Committee of the Board. Further, the Board of Directors agreed to appoint, at the first meeting of the Board following the 2006 Annual Meeting of Stockholders, an independent individual to be designated by the ValueAct Group who is not an employee, principal or affiliate of the ValueAct Group and who is reasonably acceptable to Acxiom (the “Future Nominee”), to fill the other vacancy on the Acxiom Board of Directors in the class whose term will expire in calendar year 2008.

Pursuant to the terms of the Agreement, the ValueAct Group also agreed that through the 2007 Annual Meeting of Stockholders of the Company, ValueAct and its affiliates will not act in concert with any person to, directly or indirectly, solicit or participate in any solicitation of proxies or similar authorizations with respect to Acxiom voting securities or seek to advise or influence in any manner any person with respect to the voting of any Acxiom voting securities. The ValueAct Group also agreed that until the first year anniversary of the Agreement, it will not sell or trade, whether directly or indirectly, any securities of Acxiom, including without limitation, any derivative securities of Acxiom or related thereto, except with the prior written consent of the Executive Committee of the Acxiom Board of Directors. The ValueAct Group further agreed that for so long as Mr. Ubben is a member of the Acxiom Board, the ValueAct Group will not acquire, whether directly or indirectly, any securities of Acxiom, including without limitation, any derivative securities of Acxiom or related thereto, except with the prior written consent of the Executive Committee of the Acxiom Board of Directors.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached to this Report as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Agreement with the ValueAct Group described under Item 1.01 above, effective as of August 5, 2006, the Acxiom Board of Directors increased the authorized size of the Acxiom Board from 9 to 11 members. Effective as of August 5, 2006, the date of the ValueAct Agreement, the Acxiom Board of Directors consists of 10 members, one of whom is Jeffrey W. Ubben. Under the Agreement with the ValueAct Group, the 11th Board member is expected to be appointed at the first Acxiom Board meeting held after the 2006 Annual Meeting of Stockholders.

Effective as of August 5, 2006, Mr. Ubben will serve as a director until the 2008 Annual Meeting of Stockholders. The Board of Directors also appointed Mr. Ubben to the Corporate Governance Committee and the newly created Finance Committee of the Board of Directors, also effective as of August 5, 2006.

Pursuant to the Company’s bylaws and Delaware law, each class of the Board of Directors should remain as close in size to the other classes as possible. In order to maintain this proportion among the three classes of the Company’s Board of Directors and to accommodate the appointment of Mr. Ubben and the Future Nominee as members of the class of directors whose terms expire in calendar year 2008, on August 6, 2006 Mr. Durham became a director in the class whose term expires at the 2006 Annual Meeting of Stockholders by means of his resignation as a director in the class whose term expires in calendar year 2008 and his re-appointment by the Board as a director whose term expires at the 2006 Annual Meeting of Stockholders. Mr. Durham continues to serve as a member of the Audit Committee and the newly created Finance Committee of the Board of Directors.

Item 8.01	Other Events.

On August 7, 2006 the Company issued a press release announcing the following items:

(1)	that the Company has entered into the Agreement with the ValueAct Group noted in Item 1.01 above;
(2)	that the date of the 2006 Annual Meeting of Stockholders will be September 27, 2006, and that the record date for stockholders entitled to notice of and vote at the Annual Meeting is August 8, 2006. The 2006 Annual Meeting of Stockholders is scheduled to be held in New York City; and
(3)	that the Board of Directors has authorized a modified “Dutch Auction” tender offer to purchase up to 11,111,111 shares of its common stock at a price per share not greater than $27.00 per share nor less than $25.00 per share, to be funded by new revolving credit and term loan facilities expected to be entered into prior to the expiration date of the tender offer. The tender offer is expected to begin on or about August 7, 2006 and to expire on or about September 12, 2006, unless extended. The full details of the terms and conditions of the tender offer will be set forth in an Offer to Purchase and related Letter of Transmittal (collectively, the “Offer”), together with other related materials, which will be attached as exhibits to the Schedule TO to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, at the commencement of the tender offer.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Assuming the Company purchases 11,111,111 Shares pursuant to the Offer described above at the maximum price of $27.00 per share, the aggregate purchase price, including all related fees and expenses, is expected to be approximately $306,000,000. The Company expects to fund the purchase of shares tendered in the Offer and the payment of related fees and expenses from borrowings under the credit facilities described below. The Offer is subject to the receipt of such financing by the Company.

On August 6, 2006, the Company entered into a commitment for $800,000,000 in a multi-currency $200,000,000 Revolving Credit Facility and a $600,000,000 Term Loan Facility (collectively, the “Credit Facilities”). The terms of the Company’s commitment for the Credit Facilities are set forth in documents filed with the Securities and Exchange Commission (“SEC”) as exhibits to the Company’s Schedule TO filed pursuant to the Securities Exchange Act of 1934, as amended, and are available through the SEC’s web site at www.sec.gov.

The availability of loans and, in the case of the Revolving Credit Facility and the Term Loan Facility, under each of those facilities, is subject to customary conditions, including the absence of any defaults thereunder and the accuracy of our representations and warranties contained therein.

The Credit Facilities are expected to include representations and warranties, covenants and events of default, including requirements that the Company observe and maintain covenants including leverage and fixed charge coverage ratios, limitations on liens, subsidiary indebtedness and consolidations, mergers and sales of all or a substantial part of its consolidated assets.

Outstanding balances under the Credit Facilities are expected to bear interest, at the Company’s option, at a rate per annum equal to LIBOR or the alternative base rate, plus an applicable spread. The Company estimates the Term Loan Facility will be priced at LIBOR plus 2.00%. The Company anticipates that the Revolving Credit Facility will be initially priced at LIBOR plus 1.50%. The Company expects that the applicable spread on the Revolving Credit Facility will be subject to change and may move up or down in accordance with a leverage-based pricing grid.

Fees on letters of credit under the Revolving Credit Facility are anticipated to accrue at a per annum rate equal to the applicable LIBOR margin then in effect plus a per annum fee payable to the issuers of such letters of credit at rates to be agreed upon with such issuers.

In addition, the Company expects to pay a commitment fee on the average daily unused amount of the Revolving Credit Facility calculated initially at a rate equal to 0.30% subject to change in accordance with the leveraged based pricing grid.

Assuming that the Company purchases 11,111,111 Shares pursuant to the Offer at the maximum price of $27.00 per share, the Company expects that it will borrow the required amount available under the Term Loan Facility. The remaining proceeds of the $600,000,000 Term Loan Facility will be used for general corporate purposes and to repay certain indebtedness. The Company anticipates that amounts borrowed under the Revolving Credit Facility and the Term Loan Facility will be refinanced or repaid from funds generated internally by the Company or other sources, which may include the proceeds of the sale of securities. No decisions have been made concerning any refinancings, and any decisions will be made by management based on the Company’s review from time to time of the advisability of selling particular securities as well as on interest rates and other prevailing economic conditions.

The foregoing summary of certain terms of the commitment for the Credit Facilities does not purport to be a complete description of all the terms of the commitment, and is qualified in its entirety by reference to the specific terms of the commitment, which is attached as an exhibit to the Company’s Schedule TO as filed with the Securities and Exchange Commission.

All statements in this Current Report on Form 8-K that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Forward-looking Statements” in our most recently filed Quarterly Report on Form 10-Q. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

The information on this Current Report on Form 8-K is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares. The full details of the tender offer, including complete instructions on how to tender shares, along with the letter of transmittal and related materials, are expected to be mailed to stockholders promptly following commencement of the offer. Stockholders should carefully read the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Stockholders may obtain free copies, when available, of the tender offer statement and other filed documents relating thereto that will be filed by the Company with the U.S. Securities and Exchange Commission at the Commission’s website at www.sec.gov. When available, stockholders also may obtain a copy of these documents, free of charge, from the Company’s information agent to be appointed in connection with the offer. Stockholders are urged to read these materials carefully prior to making any decision with respect to the tender offer.

Item 9.01	Financial Statements and Exhibits

(c)    Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Agreement by and among the Company, on the one hand, and VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., and ValueAct Capital Management, LLC, on the other hand, dated August 5, 2006

99.1	Press Release of the Company dated August 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2006

ACXIOM CORPORATION

By: /s/ Jerry C. Jones

Name: Jerry C. Jones

Title: Business Development/Legal Leader

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement by and among the Company, on the one hand, and VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., and ValueAct Capital Management, LLC, on the other hand, dated August 5, 2006

99.1	Press Release of the Company dated August 7, 2006